                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           ILLINOIS TOOL WORKS INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                           ILLINOIS TOOL WORKS INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        To Be Held Friday, May 3, 1996

To the Stockholders:

  The Annual Meeting of the Stockholders of Illinois Tool Works Inc., a Delaware corporation, will be held on Friday, May 3, 1996 at 3:00 p.m., Central Time, at The Northern Trust Company (6th Floor), 50 South LaSalle Street, Chicago, Illinois, for the following purposes:

  (1) To elect thirteen directors of the Company,

  (2) To approve the Company's 1996 Stock Incentive Plan,

  (3) To approve certain provisions of the Company's Executive Incentive
      Plan, and

  (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors recommends a vote FOR the nominated directors, FOR the approval of the stock incentive plan, and FOR the approval of certain provisions of the executive incentive plan.

  The Board of Directors set March 5, 1996 as the record date for the determination of stockholders entitled to vote at the Annual Meeting of Stockholders. Only stockholders of record at the close of business on that date will be entitled to receive notice of and to vote at the meeting. The transfer books of the Company will not be closed.

  Even if you expect to attend the meeting, you are requested to sign the enclosed proxy and return it promptly in the accompanying envelope.

  The Company's Annual Report for 1995 is being mailed to stockholders with this Notice.

                                               By Order of the Board of
                                               Directors

                                                   Stewart S. Hudnut
                                                       Secretary

Glenview, Illinois
April 1, 1996

 IMPORTANT -- PLEASE MAIL YOUR SIGNED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

                           ILLINOIS TOOL WORKS INC.
                             3600 WEST LAKE AVENUE
                           GLENVIEW, ILLINOIS 60025
                                 APRIL 1, 1996

                                PROXY STATEMENT

      For the Annual Meeting of Stockholders of Illinois Tool Works Inc.

                           To Be Held on May 3, 1996

  This proxy statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of Illinois Tool Works Inc. to be held on Friday, May 3, 1996 and is being mailed to stockholders on or about April 1, 1996.

  The enclosed proxy is solicited by the Board of Directors of the Company and will be voted at the Annual Meeting and any adjournment of the meeting. The proxy may be revoked at any time before it is exercised by delivering a written revocation to the Secretary of the Company. The only business which the Board of Directors intends to present or knows will be presented is the election of directors, the approval of the 1996 stock incentive plan, and the approval of certain provisions of the Company's executive incentive plan. However, the proxy confers discretionary authority upon the persons named therein, or their substitutes, to vote on any other business that may properly come before the meeting.

  As of March 5, 1996, the record date for the Annual Meeting, the Company had issued and outstanding 122,395,312 shares of Common Stock, without par value. Each share entitles its owner to one vote. A majority of the issued and outstanding shares constitutes a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Other than the election of directors, which requires a plurality vote, each matter submitted to stockholders requires the favorable vote of a majority of the votes present in person or represented by proxy. Votes withheld for director elections are excluded from the vote for directors. On other proposals, abstentions are counted as votes against in tabulations of the votes cast, but broker non-votes are not counted for purposes of determining if a proposal has been approved.

                             Election of Directors

  Thirteen directors of the Company are to be elected to hold office until the next annual meeting or until their successors are duly elected and qualified or until their earlier resignation or removal. Unless otherwise directed, proxies will be voted at the meeting for the election of the persons listed below, or in the event of an unforeseen contingency, for different persons as substitutes. The Nominating Committee and the Board of Directors as a whole are recommending this slate, and note with particular regret the retirements from the Board of Silas S. Cathcart, the Company's former Chairman, and John
D. Nichols, the current Chairman, after 32 years and 15 years, respectively, of distinguished service on the Board. Set forth below are the name, age, principal occupation and other information concerning each nominee.

Julius W. Becton, Jr. (69)
 Former President, Prairie View A&M University from 1989 through 1994. Mr. Becton served as Director of the Federal Emergency Management Agency from 1985 to 1989 after 40 years of commissioned service in the U.S. Army, during which he attained the rank of Lieutenant General. He is a director of The Wackenhut Corporation and has been a director of the Company since 1992.

Susan Crown (37)
 Vice President, Henry Crown and Company since 1984. Henry Crown and Company is a family owned and operated company with investments in securities, real estate, resort properties and manufacturing operations. Ms. Crown is a director of Baxter International Inc. She is also a trustee and executive committee member of Rush-Presbyterian-St. Luke's Medical Center in Chicago and a trustee of The Yale Corporation. She has been a director of the Company since 1994.

H. Richard Crowther (63)
 Former Vice Chairman of the Company from 1990 through March 31, 1995. Prior to becoming Vice Chairman, Mr. Crowther was Executive Vice President from 1983 through 1989 and has a total of 36 years service with the Company. He is a director of Applied Power Inc. and has been a director of the Company since 1995.

W. James Farrell (53)
 President of the Company since December 1994 and Chief Executive Officer since September 1995. Mr. Farrell served as Executive Vice President from 1983 to December 1994 and has a total of 30 years service with the Company. Mr. Farrell is a director of Hon Industries Inc. and has been a director of the Company since 1995.

L. Richard Flury (48)
 Executive Vice President, Amoco Corporation (energy and chemicals) since January 1996; formerly Senior Vice President for Shared Services from June 1994 through December 1995 and Executive Vice President, Amoco Chemical Co., from January 1991 to June 1994, with a total of 26 years service with Amoco. Mr. Flury is a director of the Illinois Coalition, North Central College, the Field Museum and Amoco Foundation, and has been a director of the Company since 1995.

Richard M. Jones (69)
 Former Chairman and Chief Executive Officer, Guaranty Federal Savings Bank from 1989 through 1991. Mr. Jones was President of Sears, Roebuck and Co. (diversified merchandise, insurance, real estate and financial services) from 1986 to 1988 and Chief Financial Officer from 1980 to 1988. Mr. Jones is a director of Applied Power Inc., Baker, Fentress & Co., Guaranty Federal Savings Bank and MCI Communications Corp., and has been a director of the Company since 1988.

George D. Kennedy (69)
 Former Chairman, Mallinckrodt Group Inc. (animal and human health) from 1991 to 1994 and Chairman and Chief Executive Officer from 1986 to 1991. Mr. Kennedy is a director of American National Can Corporation, Brunswick Corporation, Kemper National Insurance Company, Scotsman Industries, Inc. and Stone Container Corporation, and has been a director of the Company since 1988.

Richard H. Leet (69)
 Former Vice Chairman, Amoco Corporation (energy and chemicals) from March 1991 to October 1991 and Executive Vice President from 1983 through February 1991. Mr. Leet is a director of Great Lakes Chemical Corporation, Landauer Inc. and Vulcan Materials Corp., was formerly President of the Boy Scouts of America, and has been a director of the Company since 1988.

Robert C. McCormack (56)
 Partner, Trident Capital L.P. (venture capital) since January 1993; Assistant Secretary of the Navy from 1990 to 1993; Deputy Under Secretary of Defense from 1987 to 1990; and Managing Director, Morgan Stanley & Co. Incorporated (investment banking) from 1985 to 1987. Mr. McCormack is a director of DeVry, Inc. and has been a director of the Company since 1993. He was previously a director from 1978 through 1987.

Phillip B. Rooney (51)
 President and Chief Operating Officer, WMX Technologies Inc. (environmental services) since 1985; and Chairman and Chief Executive Officer, Wheelabrator Technologies Inc. (environmental services) since 1990. Mr. Rooney is a director of Caremark International Inc., The ServiceMaster Company, Urban

 Shopping Centers Inc., Waste Management International plc, Wheelabrator Technologies Inc. and WMX Technologies, Inc., and has been a director of the Company since 1990.

Harold B. Smith (62)
 Chairman of the Executive Committee of the Company since 1982. Mr. Smith is a director of W.W. Grainger Inc. and Northern Trust Corporation and a Trustee of The Northwestern Mutual Life Insurance Company. He has been a director of the Company since 1968.

Ormand J. Wade (56)
 Former Vice Chairman, Ameritech Corp. (telecommunications products and services) from 1987 to 1993 and President and Chief Executive Officer, Illinois Bell Telephone Company, from 1982 through 1986. Mr. Wade is a director of Andrew Corporation and Westell Inc. and has been a director of the Company since 1985.

Calvin A. H. Waller (58)
 Senior Vice President, Kaiser-Hill LLC (construction and environmental services) since August 1994. Former President and Chief Executive Officer of RKK, Ltd. (environmental technology) from 1993 to 1994 and Chief Operating Officer from November 1991 to May 1993. After 32 years of military service, Mr. Waller retired from the U.S. Army in October 1991 with the rank of Lieutenant General, having served as, among other positions, Deputy Commander-in-Chief of Operations Desert Shield and Desert Storm. Mr. Waller is a director of Interpoint Corp. and RADICA Games, Ltd. of Hong Kong and has been a director of the Company since 1995.

                     Board of Directors and Its Committees

  The Board of Directors of the Company met five times during 1995. Each director attended 100% of the meetings of the Board and of the Committees of which he or she is a member.

  The Audit Committee is responsible for reviewing and reporting to the full Board concerning the engagement of independent public accountants, internal audit systems, and any other matters which might significantly affect the Company's financial status. This Committee met three times during 1995 and is composed of Mr. Kennedy (Chairman), Messrs. Becton, Crowther, Jones, Waller and Ms. Crown.

  The Compensation Committee is responsible for administering the Company's compensation plans and approving compensation levels for Executive Officers. This Committee met four times during 1995 and is composed of Mr. Leet (Chairman) and Messrs. Flury, McCormack, Rooney and Wade.

  The Finance Committee is responsible for reviewing management's proposals with respect to the Company's debt and equity financing, dividend policy and payments, acquisitions and divestitures above $20,000,000, investments, real estate, and other financing and investment matters. This Committee was formed in mid-1995 by the Board, met once during the year, and is composed of Mr. Jones (Chairman) and Messrs. Cathcart, Crowther, Kennedy, Rooney and Wade.

  The Nominating Committee receives suggestions and evaluates and recommends to the Board candidates for directors. This Committee also evaluates and makes recommendations as to Board committees and the size of the Board. The Committee met twice in 1995 and is composed of Mr. Cathcart (Chairman), Messrs. Becton, Leet, McCormack, Smith and Ms. Crown.

  Stockholders wishing to nominate persons to the Board of Directors for election at the next Annual Meeting should do so no later than December 31, 1996 by letter addressed to The Secretary, Illinois Tool Works Inc., 3600 West Lake Avenue, Glenview, IL 60025. Such notice shall contain: (a) the name and address of the stockholder who intends to make the nomination; (b) the name, age and business and residence addresses of each person to be nominated; (c) the principal occupation or employment of each nominee; (d) a statement that the nominee is willing to be nominated and serve as a director; and (e) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the Board of Directors nominated such person.

                            Directors' Compensation

  Compensation for non-employee directors has three components, the first being paid in cash and the remaining two being tied to the Company's common stock.

  First, a $25,000 annual retainer is paid, together with an attendance fee of $1,000 for each Board of Directors' meeting and committee meeting. (Committee Chairmen receive an additional $600 for each meeting chaired.) The Company's deferred fee plan permits non-employee directors to defer receipt of all or any part of their fees. Amounts deferred are credited with interest at current rates and are paid after an individual ceases to be a director.

  Second, since 1992 the directors' compensation plan has linked a portion of their compensation directly with the interest of the stockholders. In 1995 incumbent non-officer directors received 900 shares of the Company's Common Stock pursuant to a restricted stock grant program. One-third of these shares vested on January 2, 1996 and the remaining two-thirds will vest equally on the first business day of 1997 and 1998, except that all shares vest on the date of death or retirement. The 300 shares that vested on January 2, 1996 were worth $17,663 on such date. Under the program a non-officer director who joins the Board between January 3, 1995 and January 2, 1998 will receive on the first business day of January following election a grant of 300 shares for each full year of service remaining during such period. The shares granted to the directors pursuant to this program are included in the table under "Security Ownership," as are shares under the 1992 program.

  Third, the Company adopted in 1995 a phantom stock plan for non-officer directors which grants to each such director 1,000 units of phantom stock. Each unit is equal in value to the market value of one share of the Company's common stock. The phantom stock account is credited with additional units in an amount equivalent to dividends on the Company's Common Stock and is adjusted for any stock dividends, stock splits, combinations or similar changes. (Certain long-term directors with short remaining service periods until retirement received a higher number.) The phantom stock units granted to eligible directors pursuant to this plan are included in the table under Security Ownership. A director is eligible for a cash distribution from his or her phantom stock account at retirement or approved resignation in the form of a lump sum or up to ten annual installments as elected by the director at the time of grant. In addition, the value of each director's phantom stock account will be distributed immediately to the director in the event of a corporate change of control, as defined in "Proposal to Approve 1996 Stock Incentive Plan."

  In 1995 the Company discontinued its directors' retirement plan for incumbent and future non-officer directors. Each of the eight surviving non-officer directors who retired prior to 1995 will continue to receive an annual payment during his lifetime equal to one-half of the annual retainer paid at retirement so long as such director serves the Company in an advisory capacity and refrains from any activity adverse to the best interests of the Company.

  Harold B. Smith has entered into a one-year agreement with the Company providing for a consulting fee of $85,000. After his retirement from the Company on March 31, 1995, H. Richard Crowther served on a transitional basis until June 30, 1995 at a retainer of $5,000 per month.

                              Security Ownership

The following table sets forth information regarding ownership of the Company's Common Stock as of December 31, 1995 by each director and nominee for director; by each of the named executive officers; by directors, nominees and executive officers as a group; and by other persons who, to the knowledge of the Company, own of record or beneficially more than 5% of the outstanding Common Stock of the Company.

                                                             DIRECTORS'
NAME OF BENEFICIAL OWNER    AMOUNT AND NATURE OF            PHANTOM STOCK PERCENT OF
        OR GROUP          BENEFICIAL OWNERSHIP(/1/)          UNITS(/2/)     CLASS
- ------------------------  -------------------------         ------------- ----------
Directors and Nominees
 (Other than Executive
 Officers)
 Julius W. Becton, Jr...              1,300                     1,713           *
 Silas S. Cathcart......            159,974(/3/)                1,713           *
 Susan Crown............              3,900(/4/)                1,000           *
 H. Richard Crowther....            232,986(/5/)(/6/)(/7/)      1,075           *
 L. Richard Flury.......                600(/7/)                1,000           *
 Richard M. Jones.......              5,500                     1,713           *
 George D. Kennedy......              1,760                     1,713           *
 Richard H. Leet........              4,500                     1,713           *
 Robert C. McCormack....          7,260,050(/8/)(/9/)           1,000         6.1
 Phillip B. Rooney......              5,500                     1,000           *
 Harold B. Smith........         19,678,858(/9/)(/1//0/)          --         16.7
 Ormand J. Wade.........              1,900                     1,000           *
 Calvin A. H. Waller....                600(/7/)                1,000           *
Executive Officers
 W. James Farrell.......            105,432(/6/)(/1//1/)                        *
 Russell M. Flaum.......             42,957(/6/)(/1//2/)                        *
 John D. Nichols........            439,157(/6/)(/1//3/)                        *
 Frank S. Ptak..........             80,952(/6/)                                *
 F. Ronald Seager.......             85,100(/6/)(/1//4/)                        *
Directors, Nominees and
 All Executive Officers
 as a Group (25
 Persons)...............         20,993,615(/6/)               15,640        17.5
Other Principal
 Beneficial Owners
 Edward Byron Smith,
  Jr....................          7,572,506(/1//5/)                           6.3
 The Northern Trust
  Company...............         23,701,591(/1//6/)                          19.8

- --------
*   Less than 1% of Class
 (1) Unless otherwise noted, ownership is direct.
 (2) Represents units of phantom stock granted under the phantom stock plan for non-officer directors. Each unit is equal in value to one share of Common Stock. The units are not transferable and have no voting rights.
 (3) Includes 12,920 shares owned by Mr. Cathcart's wife, as to which he disclaims beneficial ownership; 11,664 shares owned by a trust as to which Mr. Cathcart has sole voting and investment power; 560 shares owned by a trust as to which he shares voting and investment power; and 5,000 shares owned by a charitable organization of which he is president and a director.
 (4) Includes 1,000 shares owned in a trust as to which Ms. Crown shares voting and investment power.
 (5) Includes 152,176 shares held in a revocable living trust as to which Mr. Crowther shares voting and investment power.
 (6) Includes shares covered by stock options exercisable within 60 days of December 31, 1995 as follows: Mr. Crowther, 75,620; Mr. Farrell 59,996; Mr. Flaum, 22,300; Mr. Nichols, 25,000; Mr. Ptak, 42,000; Mr. Seager, 55,000; and directors, nominees and executive officers as a group, 396,466.

 (7) Includes 600 shares of restricted stock granted on January 2, 1996 under the Directors' Restricted Stock Plan.
 (8) Includes 3,760 shares held in a revocable living trust as to which Mr. McCormack has sole voting and investment power, 200 shares owned in a trust as to which he shares voting and investment power with The Northern Trust Company, and 7,255,890 shares as described in Footnote 9.
 (9) Robert C. McCormack, Edward Byron Smith, Jr., Harold B. Smith and The Northern Trust Company are trustees of twelve trusts owning 7,255,890 shares as to which they share voting and investment power.
(10) Includes 175,088 shares held in a revocable living trust as to which Harold B. Smith has sole voting and investment power; 10,944,128 shares owned in twelve trusts as to which he shares voting and investment power with The Northern Trust Company and others; 1,082,240 shares owned in eleven trusts as to which he shares voting and investment power; 7,255,890 shares as described in Footnote 9; and 43,056 shares owned by a charitable foundation of which he is a director.
(11) Includes 1,506 shares held by Mr. Farrell as custodian for his minor child and 1,000 shares owned by his wife, as to both of which Mr. Farrell disclaims beneficial ownership.
(12) Includes 657 shares allocated to Mr. Flaum's account in the Company's Savings and Investment Plan.
(13) Includes 322,038 shares held in a family partnership of which Mr. Nichols is general partner and shares voting and investment power; 5,600 shares owned in a revocable living trust as to which Mr. Nichols has sole voting and investment power; 7,200 shares owned by Mr. Nichols' wife, as to which Mr. Nichols disclaims beneficial ownership; 6,148 shares held by Mrs. Nichols as custodian for their children, as to which Mr. Nichols disclaims beneficial ownership; 3,741 shares allocated to his account in the Company's Savings and Investment Plan; and 69,430 shares owned by a charitable foundation of which he is a co-trustee.
(14) Includes 10,876 shares held in a revocable living trust as to which Mr. Seager has sole voting and investment power and 1,138 shares owned by his wife, as to which Mr. Seager disclaims beneficial ownership.
(15) Includes 10,874 shares owned in a trust as to which Edward Byron Smith, Jr. has sole voting and investment power; 96,200 shares owned in a trust as to which The Northern Trust Company has sole voting and investment power; 116,800 shares owned in three trusts as to which Mr. Smith shares voting and investment power; and 7,255,890 shares as described in Footnote 9. Also includes the following shares held for the benefit of Mr. Smith's children: 59,990 shares owned in two trusts as to which The Northern Trust Company has sole voting and investment power; 6,720 shares held in a trust as to which Mr. Smith and his wife share voting and investment power; 9,320 shares held in a trust as to which Mr. Smith's wife and sisters share voting and investment power; and 4,400 shares owned in two trusts as to which Mr. Smith's sisters share voting and investment power.
(16) Including its holdings as trustee described in Footnotes 8, 9, 10 and 15, The Northern Trust Company and its affiliates act as sole fiduciary or co-fiduciary of trusts and other fiduciary accounts which own an aggregate of 23,701,591 shares. They have sole voting power with respect to 4,382,707 shares and share voting power with respect to 18,821,882 shares. They have sole investment power with respect to 1,629,910 shares and share investment power with respect to 19,400,590 shares. In addition, The Northern Trust Company holds in other accounts, but does not beneficially own, 7,298,079 shares, resulting in aggregate holdings by The Northern Trust Company of 30,999,670 shares (25.9%).

  Because of their holdings individually and as trustees, the holdings of their immediate families and/or their positions with the Company, Robert C. McCormack, Edward Byron Smith Jr. and Harold B. Smith may be deemed to be "controlling persons" of the Company within the meaning of the Securities Act of 1933, as amended. Robert C. McCormack, Edward Byron Smith, Jr. and Harold
B. Smith have a common great grandfather, Byron L. Smith.

  The Company maintains normal commercial banking relationships with The Northern Trust Company, which also acts as the trustee under the Company's pension plan. The Northern Trust Company is a wholly owned subsidiary of Northern Trust Corporation. Harold B. Smith, a director of the Company, is also a director of Northern Trust Corporation.

  The Northern Trust Company's address is 50 South LaSalle Street, Chicago, IL 60675 and the address of each of the other beneficial owners of more than 5% of the Company's Common Stock is c/o The Secretary, Illinois Tool Works Inc., 3600 West Lake Avenue, Glenview, IL 60025.

                            Executive Compensation

  The table below summarizes the compensation of the Chief Executive Officer and the other four most highly compensated Executive Officers. On September 1, 1995 Mr. Farrell became Chief Executive Officer, succeeding Mr. Nichols who continued to serve as Chairman and as an Executive Officer.

                          SUMMARY COMPENSATION TABLE

                                                                  LONG TERM COMPENSATION
                                                              -------------------------------
                                  ANNUAL COMPENSATION                AWARDS          PAYOUTS
                          ----------------------------------- --------------------- ---------
                                                              RESTRICTED SECURITIES
                                                 OTHER ANNUAL   STOCK    UNDERLYING   LTIP          ALL OTHER
 NAME AND PRINCIPAL        SALARY      BONUS     COMPENSATION   AWARDS    OPTIONS    PAYOUTS       COMPENSATION
      POSITION       YEAR ($)(/1/) ($)(/1/)(/2/)   ($)(/3/)    ($)(/4/)     ($)        ($)             ($)
 ------------------  ---- -------- ------------- ------------ ---------- ---------- ---------      ------------
John D. Nichols      1995 747,942    1,000,000       --             --     80,000   1,413,025(/5/)    42,560(/7/)(/8/)
 Chairman and Chief  1994 652,067      750,000       --             --        --    1,145,276(/5/)    27,014
 Executive Officer   1993 600,000      567,600       --             --     50,000     950,111(/5/)    18,269
W. James Farrell     1995 317,212      370,000       --             --     60,000         --          38,000(/7/)(/8/)(/9/)
 President and Chief 1994 250,850      291,200       --       1,400,000       --          --           9,236
 Executive Officer   1993 242,000      228,000       --             --     36,996         --           7,332
Frank S. Ptak        1995 219,397      219,670       --             --     30,000         --          10,252(/7/)(/8/)
 Executive           1994 192,165      195,000       --       1,400,000       --          --           7,320
 Vice President      1993 180,000      177,000       --             --     30,000     139,758(/6/)     5,507
F. Ronald Seager     1995 209,501      206,150       --             --     30,000         --          11,306(/7/)(/8/)
 Executive           1994 199,606      182,608       --         875,000       --          --           7,733
 Vice President      1993 189,479      166,000       --             --     30,000     124,593(/6/)     5,814
Russell M. Flaum     1995 199,452      195,000       --             --     15,000         --           6,364(/7/)(/8/)
 Executive           1994 179,660      176,540       --         875,000       --          --           5,074
 Vice President      1993 169,534      151,400       --             --     15,000         --           5,119

- --------
(1) Actual salary or bonus earned, including any amounts deferred under the Company's 1993 Executive Contributory Retirement Income Plan or the Savings and Investment Plan or both.
(2) Amounts awarded under the Executive Incentive Plan are calculated on the base salary of record as of December 31 for the respective years and paid in the subsequent year.
(3) Perquisites and other personal benefits, securities and property in the aggregate do not exceed the threshold reporting level of the lesser of $50,000 or 10% of total salary and bonus reported for the named Executive Officer.
(4) Represents the value on the grant date (December 8, 1994) of restricted stock grants authorized under the 1979 Stock Incentive Plan. The number of shares granted and their value as of December 31, 1995 for each of the officers were: Mr. Farrell, 32,000 shares ($1,888,000); Mr. Ptak, 32,000 shares ($1,888,000); Mr. Seager, 20,000 shares ($1,180,000); and Mr.
    Flaum, 20,000 shares ($1,180,000). These individuals may exercise full voting rights as to the restricted stock and are entitled to receive all dividends and other distributions paid on the restricted stock from the date of grant until forfeited or sold. Messrs. Farrell's and Ptak's shares each vest in the following manner: 3,200 on December 31, 1995; 4,800 on December 31, 1996; 6,400 on December 31, 1997; 6,400 on December 31, 1998;
    6,400 on December 31, 1999; 3,200 on December 31, 2000; and 1,600 on
    December 31, 2001. Messrs. Seager's and Flaum's shares each vest in the following manner: 2,000 on December 31, 1995; 3,000 on December 31, 1996; 4,000 on December 31, 1997; 4,000 on December 31, 1998; 4,000 on December
    31, 1999; 2,000 on December 31, 2000; and 1,000 on December 31, 2001.
    Unvested shares will be forfeited if the executive leaves the Company for any reason other than retirement, death or disability.
(5) For 1995, the market value of 20,000 phantom stock units, the vesting of which was approved by the Compensation Committee on February 16, 1996 to be effective March 31, 1996, was $1,180,000 as of

   December 31, 1995; and interest and dividends credited on 284,000 shares in Mr. Nichols' Phantom Stock Account totaled $233,025. For 1994, the market value as of the date of vesting (March 31, 1995) for 20,000 phantom shares was $977,500 and interest and dividends credited on 264,000 shares in his account totaled $167,776. For 1993, the market value as of the date of vesting (March 31, 1994) for 20,000 phantom shares was $810,000 and interest and dividends credited on 244,000 shares in his account totaled $140,111. Units have been adjusted where appropriate to reflect the 2-for-1 stock split effective June 1993.
(6) Cash and market value of Common Stock paid in 1993 for performance share appreciation units granted under the Company's 1979 Stock Incentive Plan for a three-year performance period ended December 31, 1992.
(7) Includes company matching contributions to the Executive Officers' accounts in the 1993 Executive Contributory Retirement Income Plan. For 1995 the amounts are: Mr. Nichols, $22,438; Mr. Farrell, $9,516; Mr. Ptak, $6,582; and Mr. Seager, $6,306. The Company matching contribution to Mr. Flaum's Savings and Investment Plan account was $4,603.
(8) Includes interest credited on deferred compensation in excess of 120% of the Applicable Federal Long Term Rate. For 1995 the amounts are: Mr. Nichols, $20,122; Mr. Farrell, $3,161; Mr. Ptak, $3,670; Mr. Seager, $5,000; and Mr. Flaum, $1,761.
(9) Includes $25,323 representing imputed income for 1995 on Mr. Farrell's outstanding home loan balance.

  As of April 1, 1996, W. James Farrell, the Company's Chief Executive Officer, was indebted to the Company in the amount of $420,000 (formerly $460,000) arising out of a second mortgage on a home loan made by the Company in lieu of Mr. Farrell's selling shares of common stock of the Company. The imputed rate of interest on the loan is 7.34% per annum and the loan is repayable in five annual installments.

  In addition, the Company has a loan program for executive officers to assist them in complying with the Company's stock ownership guidelines. As of February 29, 1996, Mr. Farrell had a loan outstanding for $83,975 payable December 31, 2000, bearing interest at a rate of 5.91% per annum and secured by 3,200 shares of common stock of the Company. The five-year term of the promissory note is renewable, but the note is repayable 180 days following termination of employment with the Company (or immediately if termination is for gross or willful misconduct) and upon bankruptcy, insolvency or death of the employee or breach of the terms of the note or the pledge agreement.

                               ----------------

  The table below sets forth information as to options granted during 1995 to the Executive Officers listed in the Summary Compensation Table.

                             OPTION GRANTS IN 1995

                                                                      POTENTIAL REALIZABLE VALUE
                                                                      AT ASSUMED ANNUAL RATES OF
                                                                       STOCK PRICE APPRECIATION
                                    INDIVIDUAL GRANTS                    FOR OPTION TERM(/1/)
                         ----------------------------------------     -------------------------------
                                      % OF
                         NUMBER OF    TOTAL
                         SECURITIES  OPTIONS
                         UNDERLYING  GRANTED  EXERCISE
                          OPTIONS      TO     OR BASE
                          GRANTED   EMPLOYEES  PRICE   EXPIRATION
NAME                      (#)(/2/)   IN 1995   ($/SH)     DATE        0% ($)  5% ($)         10% ($)
- ----                     ---------- --------- -------- ----------     ------ ---------      ---------
John D. Nichols.........   80,000     10.3%    60.25    05/03/99(/3/)    0     871,999(/3/) 1,849,947(/3/)
W. James Farrell........   60,000      7.7%    60.25    12/08/05         0   2,273,454      5,761,379
Frank S. Ptak...........   30,000      3.8%    60.25    12/08/05         0   1,136,727      2,880,689
F. Ronald Seager........   30,000      3.8%    60.25    12/08/05         0   1,136,727      2,880,689
Russell M. Flaum........   15,000      1.9%    60.25    12/08/05         0     568,364      1,440,345

- --------
(1) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission. They are therefore not intended to forecast possible future appreciation, if any, of the Company's Common Stock price and reflect neither the income tax liability of the individual recipients nor the time value of money. The Company did not use an alternative formula for a grant date valuation as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.
(2) These grants become exercisable as to 25% of the shares underlying the options on each of the first four anniversaries of the grant, and are generally fully exercisable after the first anniversary in the event of retirement, disability or death. A restorative option right as described under the section "Proposal to Approve 1996 Stock Incentive Plan" applies to these grants so long as the option holder is employed by the Company.
(3) Based on Mr. Nichols' planned retirement on May 3, 1996 and the program's current three year exercise period after retirement.

                               ----------------

  The table below sets forth information as to option exercises during 1995 as well as the number and value of unexercised options as of December 31, 1995 for the Executive Officers listed in the Summary Compensation Table.

                      AGGREGATED OPTION EXERCISES IN 1995
                        AND 1995 YEAR-END OPTION VALUES

                                                NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                           SHARES              UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                          ACQUIRED    VALUE    OPTIONS AT YEAR END (#)    AT YEAR END ($)(/1/)
                         ON EXERCISE REALIZED ------------------------- -------------------------
     NAME                    (#)       ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
     ----                ----------- -------- ----------- ------------- ----------- -------------
John D. Nichols.........      --         --     25,000       105,000       565,625     565,625
W. James Farrell........      --         --     59,996        75,000     1,768,787     339,375
Frank S. Ptak...........    4,000    198,250    42,000        45,000     1,265,250     339,375
F. Ronald Seager........      --         --     55,000        45,000     1,736,250     339,375
Russell M. Flaum........      --         --     22,300        22,500       646,088     169,688

- --------
(1) Based on the year-end closing market price of the Company's Common Stock ($59.00).

                               RETIREMENT PLANS

  The Company's principal non-contributory defined benefit pension plan covers employees of participating business units. Executive Officers participate in this plan on the same basis as do approximately 10,000 other eligible employees. Benefit amounts are based on years of service and average monthly compensation for the five highest consecutive years out of the last ten years of employment. The following table illustrates the maximum estimated annual benefits to be paid upon normal retirement at age 65 to individuals in specified compensation and years of service classifications. The table does not reflect the limitations contained in the Internal Revenue Code of 1986 on benefit accruals under the Pension Plan. Under a plan adopted by the Board of Directors, supplemental payments in excess of those limitations will be made to participants designated by the Compensation Committee in order to maintain benefits upon retirement at the levels provided under the Pension Plan's formula.

                                   ESTIMATED ANNUAL NORMAL RETIREMENT BENEFITS(/1/)
                            --------------------------------------------------------------
                                      YEARS OF SERVICE AT NORMAL RETIREMENT(/2/)
   COMPENSATION(/3/)           10       15       20       25       30       35       40
   -----------------        -------- -------- -------- -------- -------- -------- --------
   $  250,000.............. $ 41,250 $ 61,875 $ 82,500 $103,125 $123,750 $133,125 $142,500
      500,000..............   82,500  123,750  165,000  206,250  247,500  266,250  285,000
      750,000..............  123,750  185,625  247,500  309,375  371,250  399,375  427,500
    1,000,000..............  165,000  247,500  330,000  412,500  495,000  532,500  570,000
    1,250,000..............  206,250  309,375  412,500  515,625  618,750  665,625  712,500
    1,500,000..............  247,500  371,250  495,000  618,750  742,500  798,750  855,000
    1,750,000..............  288,750  433,125  577,500  721,875  866,250  931,875  997,500

- --------
(1) Amounts shown exceed actual amounts by .65% of Social Security covered compensation for each year of service up to 30 years.
(2) Years of service as of December 31, 1995 for the five most highly compensated Executive Officers were as follows: Mr. Nichols, 26.2 years; Mr. Farrell, 30.5 years; Mr. Ptak, 20.1 years; Mr. Flaum, 20.2 years;

   and Mr. Seager, 15.5 years. The years of service for Mr. Nichols reflect the Company's agreement to provide him pension benefits to which he otherwise would be entitled if his service with certain previous employers had been with the Company.
(3) Compensation includes all amounts shown under the columns "Salary" and "Bonus" in the Summary Compensation Table.

  The Company's 1982 Executive Contributory Retirement Income Plan provided certain executives designated by the Compensation Committee the opportunity to supplement their retirement benefits in exchange for salary reductions during the four-year period 1983 through 1986. Under the plan the Company agreed to pay benefits upon retirement, death or disability, with the actual benefit amounts dependent upon the amount of the deferral, the amount of the Company's contribution, and the age of the participant at entry into the plan. Three of the five named Executive Officers included in the Summary Compensation Table were eligible and elected to have their salaries reduced by 10%. During the period of salary reduction the executives could not contribute to and did not receive the Company's matching contribution in the Savings and Investment Plan. The Company purchased insurance on the lives of the participants to fund the benefits, with the 10% of salary retained by the Company and the 3% of base compensation that the Company would have contributed to match participant contributions to the Savings and Investment Plan applied to the premium for the insurance. Under the 1982 Plan, annual benefits payable beginning at the normal retirement age of 65 for 15 years were fixed following the deferral period and are as follows: Mr. Nichols, $107,658; Mr. Farrell, $113,529; and Mr. Seager, $68,266.

         Report of the Compensation Committee on Executive Compensation

  The Compensation Committee of the Board of Directors, composed of non-employee directors, administers the Company's compensation plans, including the Executive Incentive Plan and the Stock Incentive Plan, and approves compensation levels for Executive Officers. In administering and making decisions regarding these plans, the Committee considers management's contribution to the Company's long-term growth. Among performance considerations is the Company's total shareholder return (measured by capital appreciation and reinvested dividends), which for the ten-year period ending December 31, 1995 was a compounded annual rate of return of 22.7%. This return compares to the Standard & Poor's 500 Index of 14.8% and the Standard & Poor's Diversified Manufacturing Index of 16.3% for the comparable period.

  Annual compensation of Executive Officers is comprised of base salary and an incentive bonus. The Company's compensation philosophy requires that the incentive bonus opportunity be performance-based and represent a significant portion of total annual compensation. The Company has retained the services of Hewitt Associates and The Hay Group, compensation consulting firms, to assist the Committee in the performance of its various compensation duties. Hewitt Associates has been retained in this capacity since 1985 and The Hay Group since 1987.

  In establishing the base salary for the Chief Executive Officer (CEO) and other Executive Officers, the Committee considers published compensation information obtained annually from independent consultants relating to industrial companies of comparable size ("peer group"). The companies used for compensation purposes are not necessarily the same as those included in the S&P Diversified Manufacturing Index used in the Performance Graph to evaluate stockholder return. In making periodic adjustments to base salary, the Committee considers the Executive Officer's past performance and future potential, the net income of the Company, and the operating income of the respective operating units. The compensation policy of the Committee is to target base salaries of Executive Officers near the median of the peer group. This policy provides performance incentives that can provide above average total compensation. For 1995, the Chairman's base salary and total compensation were at the median of the peer group, while the base salaries and total compensation of the President and other Executive Officers were below the median of the peer group.

  Annual cash bonuses are paid pursuant to the Executive Incentive Plan based on predetermined objectives. Under this plan, maximum bonus opportunities for Executive Officers range from 40% to 100% of base salary, unless the Committee in its discretion increases such maximum. One-half of the CEO's and certain Executive Officers' maximum bonus opportunity is directly related to the Company's net income and one-half to the individual's performance measured against predetermined management goals. (With respect to the Executive Vice Presidents' maximum bonus opportunity, one-eighth is based upon the Company's net income and three-eighths is based upon their respective group operating incomes. The remaining one-half bonus opportunity is based on the individual's performance measured against predetermined management goals.) The resultant average percent bonus awarded to Executive Officers for performance relative to the Company and personal objectives during 1995 was approximately 98% of the maximum award. These awards reflected the Company's fourth straight all-time high earnings performance and the accomplishment of organizational and personal objectives by the Executive Officers.

  The CEO and other Executive Officers participate in the Stock Incentive Plan with stock option awards generally made on a biennial basis. The magnitude of award is based on the Committee's evaluation of the Executive Officer's performance and his ability to influence the Company's long-term growth and profitability. All options have been granted at market price. The ultimate value of a stock option bears a direct relationship to the increase in market price of the Company's Common Stock. Thus, the Stock Incentive Plan is an effective incentive for key employees to create value for the stockholders. The Committee therefore views stock options as an important component of its long-term, performance-based compensation philosophy.

  During 1995 the Board of Directors and the Compensation Committee, furthering their objective of linking executive and director stock ownership with that of the stockholders, approved the establishment of stock ownership guidelines for elected and appointed corporate officers, as well as non-officer Board members. These guidelines, stated as a multiple of officers' base salaries and of directors' annual retainer, are as follows: CEO, five times; Executive Vice Presidents, three times; Senior Vice Presidents, two times; Vice Presidents, one times; and non-officer directors, four times. The recommended accumulation period for reaching the above guidelines for both Executive Officers and directors is five years.

  In addition to open market purchases, Executive Officers may utilize other transactions to accumulate ownership of the Company's shares, such as exercised stock options; stock owned in the Company's 401(k) savings plan; and stock incentives valued as if vested, less the exercise price and applicable taxes (in the case of stock options). The Board also approved a plan that allows an Executive Officer to exchange up to 50% of the cash award in the Executive Incentive Plan for the Company's Common Stock. In support of the principle of stock ownership, the Board approved a loan program to aid executives in meeting these guidelines. Similar to Executive Officers, director stock ownership requirements may be satisfied by open market purchases, vested restricted stock, and stock equivalents included in the 1996 directors' phantom stock plan.

  In 1991 the Compensation Committee extended the Chairman's phantom stock plan for five additional years, through 1995. The phantom stock plan was initially approved by the Board in 1986 and was a long-term program that provided the opportunity to vest up to 100,000 phantom stock units. Each unit was equal to one share of the Company's Common Stock. In vesting awards, the Committee considered the Chairman's contribution to the Company's continuing performance. Among factors considered were the Company's earnings per share, continued market share growth, the success of the Company's acquisition programs, enhanced stockholder value over the past decade, creation of a strong management team and the development and implementation of a succession plan. Based upon its evaluation of the Chairman's performance, the Committee determined annually the number of phantom stock units (not to exceed 20,000) to vest. Vested units were credited to the Chairman's phantom stock account. Distribution of the vested phantom stock units will occur upon the Chairman's retirement and may be paid in either a lump sum payment or in installments not to exceed 10 years, as determined by the Committee. The Committee awarded 20,000 phantom stock units for 1995 reflecting the Chairman's significant contributions to the Company's continuing impressive performance. The Chairman's phantom stock account is credited with dividends and interest equivalent to the Company's Common Stock dividends and federal short-term interest rates.

  In 1989 the Board of Directors approved a special incentive compensation program for certain senior operating managers under the Stock Incentive Plan, providing designated managers the opportunity to realize market price appreciation on performance share units. Awards were based on the attainment of various performance targets established for each participant for a three-year period (1990-1992). Market value appreciation was the difference between the discounted 50% of the market price of the Company's Common Stock on the date of the grant and the closing market price on the date of the award.

  Compensation deduction limitations, which became effective under Section 162 of the Internal Revenue Code in 1994, have been addressed by the Committee through the proposals on the 1996 Stock Incentive Plan and Executive Incentive Plan described below.

                         Richard H. Leet, Chairman
                         L. Richard Flury, Member
                         Robert C. McCormack, Member
                         Phillip B. Rooney, Member
                         Ormand J. Wade, Member

                               Performance Graph

 NOTE: The Stock Price Performance shown on the graph below is not necessarily indicative of future price performance.



                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                   AMONG ILLINOIS TOOL WORKS INC., S&P 500
                    AND S&P DIVERSIFIED MANUFACTURING INDEX

Measurement Period          ILLINOIS TOOL   S&P      S&P DIVERSIFIED
(Fiscal Year Covered)        WORKS INC.     500    MANUFACTURING INDEX
- -------------------         -------------   ----   -------------------
Measurement Pt-1990          $100           $100         $100
1991                         $133.9         $130.5       $122.6
1992                         $139.0         $130.4       $132.9
1993                         $168.3         $154.6       $161.3
1994                         $191.9         $156.6       $167.0
1995                         $261.8         $214.9       $236.1

      * Assumes that the value of investment in Illinois Tool
       Works Inc. Common Stock and each index was $100 on December 31, 1990 and that all dividends were reinvested.
       Total returns are based on market capitalization.

                 Proposal to Approve 1996 Stock Incentive Plan

  The Board of Directors has adopted the 1996 Stock Incentive Plan (the "Plan") as an amendment and restatement of the 1979 Stock Incentive Plan approved by stockholders (the "1979 Plan"). The Board believes that the Plan will promote the interests of the Company and its stockholders by encouraging management to have a greater financial investment in the Company through ownership of its Common Stock. The terms of the Plan will apply to incentives granted under the 1979 Plan, including those pertaining to a corporate change of control and termination of employment as described below, unless the Committee determines otherwise. The following is a summary of the major provisions of the Plan.

  General. The Plan authorizes the grant of incentives in the form of stock options, stock awards, performance units and stock appreciation rights. The Compensation Committee administers the Plan, approves key employees for participation, and determines the timing and amount of awards. Key employees are approved by the Committee on the basis of their ability to contribute significantly to the growth and profitability of the Company. The number of key employees who will participate in the future, and the amounts of any awards, cannot now be determined.

  Stock Options. Options granted under the Plan, which may include incentive stock options satisfying Internal Revenue Code requirements, must have an exercise price of not less than the fair market value of the Common Stock (the average of the high and low trading prices) on the date of grant and typically expire ten years from grant. In addition, an employee may be required to complete a specified period of employment following the grant date before the option may be exercised. Options for more than 500,000 shares of Common Stock may not be granted in any calendar year to any employee. The exercise price of an option may be paid in cash, through the surrender or withholding of shares of Common Stock having a fair market value equal to the exercise price, or through a combination of the foregoing. If the exercise price is paid by the surrender of previously acquired shares of Common Stock, the employee will automatically be granted a restorative option to purchase additional shares of Common Stock equal to the number of shares surrendered. The exercise price of the restorative option will be 100% of the fair market value of Common Stock on the date of grant of the restorative option and all other terms will be identical to those of the exercised option.

  Stock Awards. Awards of Common Stock may be made on terms and conditions fixed by the Committee, including restrictions as to vesting or transferability of the award. If the Committee intends a restricted share grant to qualify as performance-based compensation under Internal Revenue Code
Section 162(m), such restricted shares will vest on the attainment of performance goals, as referred to under "Performance Units" below, and will be based on one or more of the criteria identified in the section "Proposal to Approve Certain Provisions of the Executive Incentive Plan" incorporated herein by reference. Stock awards for more than 500,000 shares of Common Stock may not be granted in any calendar year to any employee.

  Performance Units. The Committee may grant performance units which are earned to the extent performance goals are attained. The Committee will establish in writing the target cash value or number of shares of Common Stock for each performance unit grant, the duration of the performance period and the specific performance goals. If the Committee intends for performance units to qualify as performance-based compensation under Code Section 162(m), the participant's performance goals will be based on one or more of the criteria identified in the section "Proposal to Approve Certain Provisions of the Executive Incentive Plan". Following the performance period, the Committee will determine the extent to which performance goals have been met and compute the payment to be received by each key employee. For performance units intended to qualify as performance-based compensation under Code Section 162(m), the maximum amount payable in cash to a participant in any calendar year is a total of $5,000,000, and the maximum shares of Common Stock that may be issued to a participant in any calendar year is 500,000.

  Stock Appreciation Rights. Stock appreciation rights may be granted in connection with an option or may be granted independently. Stock appreciation rights for more than 500,000 shares of Common Stock may not be granted in any calendar year to any employee. The holder of a stock appreciation right receives upon exercise or, if applicable, on the date the related option is surrendered, cash or shares of Common Stock equal in value to the lesser of the fair market value of the Common Stock on the grant date or the excess of the fair market value on the exercise date over the fair market value on the grant date, multiplied by the number of shares covered by the right.

  Termination of Employment. All unvested stock options, stock awards and stock appreciation rights are forfeited immediately upon termination of employment, except that such incentives will fully vest in the event of termination by reason of death, disability or retirement (unless the holder competes with the Company or engages in conduct that adversely affects the Company) or as the Committee may otherwise determine. Upon retirement or disability, any options and stock appreciation rights remain exercisable for the shorter of five years or the remaining term of the options or rights. In the event of death while employed or following retirement or disability, any options or stock appreciation rights remain exercisable for the shorter of two years or the remaining term of the options or rights. For other terminations of employment, vested options and rights remain exercisable for the shorter of three months (or two years after death during such three-month period) or the remaining term of the options or rights.

  Corporate Change. In the event of a "corporate change," all incentives will immediately vest, and a prorated portion of the maximum value of all performance units will be immediately paid out in cash. A "corporate change" may be (i) a dissolution of the Company, (ii) a merger, consolidation or reorganization after which the stockholders immediately prior to the effective date thereof hold less than 70% of the outstanding common stock of the surviving entity, (iii) a sale of all or substantially all of the assets of the Company, (iv) certain persons or entities acquire more than 30% of the outstanding Common Stock, or (v) there is more than 50% turnover in the membership of the Board of Directors under circumstances not approved by the then current Board.

  Nontransferability. No incentive may be assigned or subjected to any encumbrance, pledge or charge, except that, under such rules as the Committee may establish, a holder may transfer an incentive to members of the holder's immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners.

  Limitation on Number of Shares. The shares of Common Stock that may be issued pursuant to incentives under the Plan, including Common Stock authorized but not issued under the 1979 Plan, may not exceed 10,000,000, representing about 8.2% of the 122,395,312 shares of Common Stock outstanding on March 5, 1996. Approximately 2,498,318 shares are subject to options previously granted and outstanding under the 1979 Plan, leaving 7,501,682 shares or about 6.1% of the outstanding Common Stock at March 5, 1996 available for grants under the Plan. No further grants will be made under the 1979 Plan. If any outstanding award granted under the Plan terminates or lapses, the shares reserved for those awards will be available for subsequent grants. In the event of any change in the outstanding shares of Common Stock by reason of a stock dividend or split, recapitalization, merger or similar corporate event, the number of shares reserved for issuance, the aggregate number of shares of Common Stock subject to each outstanding incentive, and the fair market value applicable to each incentive, shall be appropriately adjusted by the Committee. Any Common Stock surrendered or withheld in payment of the exercise price of an option, or in satisfaction of any tax liabilities resulting from an incentive, will be added to the aggregate shares of Common Stock available for issuance.

  Amendment or Discontinuance. The Plan may be amended or discontinued by the Board, provided that stockholder approval is required for any amendment that would (i) increase the number of shares of Common Stock that may be issued under the Plan, (ii) amend the corporate change provision, (iii) allow a non-key employee to be granted an incentive, (iv) permit shares to be valued at, or the exercise price of options to be, less than fair market value, (v) change the method of establishing the amount the Company distributes upon exercise of a stock appreciation right, (vi) change the terms of the Plan applicable to performance unit grants, or (vii) change the maximum number of shares that may be awarded to any participant in any year pursuant to options, stock awards or stock appreciation rights.

  Term. The Plan will continue until terminated by the Board or until no shares of stock remain available for issuance, whichever occurs first.

  Federal Income Tax Consequences Generally. Under present law, upon exercise of an option the holder recognizes ordinary income, and the Company is entitled to a deduction, equal to the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price. However, an incentive stock option will not result in taxable income to the recipient or a tax deduction to the Company at the time of exercise if, at all times during the period beginning on the grant date and ending on the day three months before the exercise date, the holder was an employee of the Company and certain other requirements are satisfied.

  Stock awards are taxable as ordinary income to the holder and deductible by the Company in the year paid in an amount equal to the fair market value of the shares received. If the shares are subject to restrictions involving both forfeitability and nontransferability, the recipient's taxable income and the Company's deduction may be deferred and measured by the fair market value of the shares at the time that the first of the two restrictions lapses.

  Performance units and stock appreciation rights result in ordinary income to the holder and a tax deduction for the Company at the time of payment of the performance units or exercise of the stock appreciation rights. The amount of such income and deduction equals the value of any cash or shares of Common Stock received.

  Withholding of Taxes. The Company may withhold, or allow an incentive holder to remit to the Company, any Federal, state or local taxes applicable to any incentive. To satisfy such tax liability, the holder of an incentive may elect to surrender previously acquired shares of Common Stock or to have the Company withhold shares that would otherwise have been issued to the holder under the incentive.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 1996 STOCK INCENTIVE PLAN, WHICH IS PRESENTED AS ITEM 2.

    Proposal To Approve Certain Provisions of the Executive Incentive Plan

  Compensation in excess of $1 million per year paid to the CEO or any of the four other highest paid Executive Officers is not deductible by the Company unless such compensation is based on objective goals, the criteria for which have been approved by stockholders. The stockholders must also have approved the eligibility requirements for and maximum amount of such compensation.

  Accordingly, the Board of Directors recommends that the Compensation Committee be authorized to base performance objectives under the Company's Executive Incentive Plan (the "Plan") on one or more of the following factors: generation of free cash, earnings per share, revenues, market share, stock price, cash flow, retained earnings, results of customer satisfaction surveys, aggregate product price and other product price measures, safety record, acquisition activity, management succession planning, improved asset management, improved gross margins, increased inventory turns, product development and liability, research and development integration, proprietary protections, legal effectiveness, handling SEC or environmental issues, manufacturing efficiencies, system review and improvement, service reliability and cost management, operating expense ratios, total stockholder return, return on sales, return on equity, return on capital, return on assets, return on investment, net income, operating income, and one or more of these criteria relative to the performance of other corporations.

  The Company designates key employees for participation in the Plan, with the participation of any executive subject to Compensation Committee approval. Awards will be based on the extent to which the performance objectives have been attained and will be paid following release of the Company's audited financial statements for the applicable fiscal year. The maximum award qualifying under Code Section 162(m) payable to a participant for any calendar year is $5,000,000.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE CERTAIN PROVISIONS OF THE EXECUTIVE INCENTIVE PLAN, WHICH IS PRESENTED AS ITEM 3.

                     Stockholder Proposals and Nominations

  Stockholder proposals intended to be presented at the 1997 Annual Meeting must be received by the Secretary of the Company on or before December 2, 1996, and stockholder nominations of directors must be received by the Secretary prior to December 31, 1996.

                        Independent Public Accountants

  Arthur Andersen LLP has been the Company's independent public accounting firm since 1951. During 1995 the Company engaged Arthur Andersen LLP to examine the Company's annual financial statements, review its unaudited quarterly financial statements and assist in the preparation of required financial reports with the Securities and Exchange Commission and related matters. The Board of Directors has engaged Arthur Andersen LLP to act in similar capacities as the Company's independent public accountants for 1996. Representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to any questions and to make any comments they deem appropriate.

                                    General

  The cost of preparing and mailing this proxy statement and the solicitation of proxies will be paid by the Company. Solicitations will be made by mail but in some cases may also be made by telephone or personal call of officers, directors or regular employees of the Company who will not be specially compensated for such solicitation. The Company will also pay the cost of supplying necessary additional copies of the solicitation material and the Company's Annual Report for 1995 to beneficial owners of shares held of record by brokers, dealers, banks and voting trustees, and their nominees. Upon request, the Company will also pay reasonable expenses of record holders for mailing such materials to the beneficial owners.

                                               By Order of the Board of
                                               Directors

                                                   Stewart S. Hudnut
                                                       Secretary

Glenview, Illinois
April 1, 1996

  UPON WRITTEN REQUEST, THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES ENTITLED TO BE VOTED AT THE MEETING, A COPY OF THE COMPANY'S 1995 ANNUAL REPORT (FORM 10-K) TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE SCHEDULES THERETO. THE REQUEST SHOULD BE DIRECTED TO STEWART S. HUDNUT, SECRETARY, AT THE ADDRESS SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                   ITW LOGO












                                 RECYCLED LOGO
               THIS STATEMENT HAS BEEN PRINTED ON RECYCLED PAPER.

      -                                           -



      -                                           -
PROXY                                                                      PROXY
                            ILLINOIS TOOL WORKS INC.
                3600 WEST LAKE AVENUE, GLENVIEW, ILLINOIS 60025
                   ANNUAL MEETING OF STOCKHOLDERS MAY 3, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of Illinois Tool Works Inc. hereby appoints Richard
H. Leet, Harold B. Smith and Ormand J. Wade, or any of them, with full power of substitution, to act as proxies at the Annual Meeting of Stockholders of the Company to be held in Chicago, Illinois on May 3, 1996 with authority to vote as directed by this Proxy at the Meeting, and any adjournments of the meeting, all shares of stock of the Company registered in the name of the undersigned.

      IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

                           ILLINOIS TOOL WORKS INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1.ELECTION OF DIRECTORS
  Nominees: J. W. Becton, Jr., S. Crown, H. R. Crowther, W. J. Farrell, R. H. Flury, R. M. Jones, G. D. Kennedy, R. H. Leet, R. C. McCormack, P. B. Rooney,
  H. B. Smith, O. J. Wade, C. A. H. Waller
                                                         For All
                   For              Withheld              Except
                    0                  0                    0


  ------------------------------------------------------------------------------
                               Nominee Exception

2. APPROVAL OF STOCK INCENTIVE PLAN

                   For              Against               Abstain
                    0                  0                     0


3. APPROVAL OF CERTAIN PROVISIONS OF EXECUTIVE INCENTIVE PLAN

                   For              Against               Abstain
                    0                  0                     0


4. In their discretion, upon such other matters as may properly come before the meeting.

- --------------------------------------------------------------------------------
THE PROXY WILL BE VOTED AS DIRECTED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE NOMINATED DIRECTORS, FOR APPROVAL OF THE STOCK INCENTIVE PLAN, AND FOR APPROVAL OF CERTAIN PROVISIONS OF THE EXECUTIVE INCENTIVE PLAN, WHICH IS THE MANNER IN WHICH THIS PROXY WILL BE VOTED IF NO DIRECTION IS MADE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.



Please sign exactly as your name or names appear. If jointly held, each owner must sign. Executors, administrators, trustees, officers, etc. should give full title as such.

                                          Dated                             1996
                                               -----------------------------

- --------------------------------------------------------------------------------
Signature
- --------------------------------------------------------------------------------
Signature

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY


ANNUAL MEETING MAY 3, 1996

                                                                      APPENDIX A


                            ILLINOIS TOOL WORKS INC.
                           1996 STOCK INCENTIVE PLAN



                      Adopted by the Board of Directors on
                               February 16, 1996

                       TABLE OF CONTENTS
                       -----------------

Section 1.     Purpose.................................. 1
Section 2.     Definitions.............................. 1
Section 3.     Administration........................... 3
Section 4.     Common Stock Subject to Plan............. 3
Section 5.     Options.................................. 3
Section 6.     Stock Awards............................. 4
Section 7.     Performance Units........................ 4
Section 8.     Stock Appreciation Rights................ 5
Section 9.     Termination of Employment................ 6
Section 10.    Adjustment Provisions.................... 7
Section 11.    Term..................................... 7
Section 12.    Corporate Change......................... 7
Section 13.    General Provisions....................... 7
Section 14.    Amendment or Discontinuance of the Plan.. 8

                            ILLINOIS TOOL WORKS INC.
                           1996 STOCK INCENTIVE PLAN

SECTION 1.  PURPOSE.

     The purpose of the Plan is to encourage Key Employees to have a greater financial investment in the Company through ownership of its Common Stock. The Plan is an amendment and restatement of the 1979 Stock Incentive Plan (the "1979 Plan"). The terms of the Plan will apply to all outstanding Incentives granted under the 1979 Plan, including those pertaining to a Corporate Change and termination of employment as described below, unless the Committee determines otherwise. No additional Incentives will be granted under the 1979 Plan.

SECTION 2.  DEFINITIONS.

     Board:  The Board of Directors of the Company.

     Code:  The Internal Revenue Code of 1986, as amended.

     Committee: The Compensation Committee of the Board or such other committee as shall be appointed by the Board to administer the Plan pursuant to Section 3.

     Common Stock: The Common Stock, without par value, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 10.

     Company: Illinois Tool Works Inc., a Delaware corporation, and any successor thereto.

     Corporate Change: Any of the following: (i) the dissolution of the Company; (ii) the merger, consolidation, or reorganization of the Company with any other corporation after which the holders of Common Stock immediately prior to the effective date thereof hold less than 70% of the outstanding common stock of the surviving or resulting entity; (iii) the sale of all or substantially all of the assets of the Company to any person or entity other than a wholly owned subsidiary; (iv) any person or group of persons acting in concert, other than descendants of Byron L. Smith and trusts for the benefit of such descendants, or entity becomes the beneficial owner, directly or indirectly, of more than 30% of the outstanding Common Stock; or (v) the individuals who, as of the close of the most recent annual meeting of the Company's stockholders, are members of the Board (the "Existing Directors") cease for any reason to constitute more than 50% of the Board; provided, however, that if the election, or nomination for election, by the Company's stockholders of any new director was approved by a vote of at least 50% of the Existing Directors, such new director shall be considered an Existing Director; provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

     Covered Employee: A Key Employee who is or is expected to be a "covered employee" within the meaning of Code Section 162(m) and the related regulations for the year in which an Incentive is taxable to such employee and for whom the Committee intends that such Incentive qualify as performance-based compensation under Code Section 162(m).

     Disabled: Eligible for Social Security disability benefits or disability benefits under the Company's long-term disability plan. A Key Employee shall not be considered Disabled unless the Committee determines that the Disability arose prior to such employee's termination date.

     Fair Market Value: The average of the highest and lowest price at which Common Stock was traded on the relevant date, as reported in the "NYSE-Composite Transactions" section of the Midwest Edition of the Wall Street Journal, or, if no sales of Common Stock were reported for that date, on the most recent preceding date on which Common Stock was traded.

     Incentive Stock Option:  As defined in Code Section 422.

     Incentives: Options (including Incentive Stock Options), Stock Awards, Performance Units and Stock Appreciation Rights.

     Key Employee: An employee of the Company approved by the Committee for participation in the Plan on the basis of his or her ability to contribute significantly to the growth and profitability of the Company.

     Option: An option to purchase shares of Common Stock granted to a Key Employee pursuant to Section 5.

     Performance Unit: A unit representing a cash sum or one or more shares of Common Stock that is granted to a Key Employee pursuant to Section 7.

     Plan: The Illinois Tool Works Inc. 1996 Stock Incentive Plan, as amended from time to time.

     Restricted Shares: Shares of Common Stock issued subject to restrictions pursuant to Section 6(b).

     Retirement: Termination of employment while eligible for retirement as defined by the Company's tax-qualified defined benefit retirement plan.

     Stock Appreciation Right or Right: An award granted to a Key Employee pursuant to Section 8.

     Stock Award: An award of Common Stock granted to a Key Employee pursuant to Section 6.

     Stock Ownership Guidelines: The stock ownership guidelines adopted by the Board, as amended from time to time.

SECTION 3.  ADMINISTRATION.

     (a) Committee. The Plan shall be administered by the Committee. To the extent required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, each member of the Committee shall qualify as a "disinterested person" as defined therein. To the extent required to comply with Code Section 162(m) and the related regulations, each member of the Committee shall qualify as an "outside director" as defined therein.

     (b) Authority of the Committee. The Committee shall have the authority to approve Key Employees for participation; to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; and to accelerate the exercisability of any Incentive or the termination of any restriction under any Incentive. Incentives may be subject to such provisions as the Committee shall deem advisable, and may be amended by the Committee from time to time; provided that no such amendment may adversely affect the rights of the holder of an Incentive without such holder's consent, and no amendment, as it applies to any Covered Employee, shall be made that would cause an Incentive granted to such Covered Employee to fail to satisfy the performance-based compensation exemption under Code Section 162(m) and the related regulations.

SECTION 4.  COMMON STOCK SUBJECT TO PLAN.

     Subject to Section 10, the aggregate shares of Common Stock that may be issued under the Plan, including Common Stock authorized but not issued or reserved for issuance under the 1979 Plan, shall not exceed 10,000,000. In the event of a lapse, expiration, termination, forfeiture or cancellation of any Incentive granted under the Plan or the 1979 Plan without the issuance of shares or payment of cash, the Common Stock subject to or reserved for such Incentive may be used again for a new Incentive hereunder; provided that in no event may the number of shares of Common Stock issued hereunder exceed the total number of shares reserved for issuance. Any shares of Common Stock withheld or surrendered to pay withholding taxes pursuant to Section 13(e) or withheld or surrendered in full or partial payment of the exercise price of an Option pursuant to Section 5(e) shall be added to the aggregate shares of Common Stock available for issuance.

SECTION 5.  OPTIONS.

     (a) Price. The exercise price per share of an Option shall be not less than the Fair Market Value on the grant date.

     (b) Limitations. The exercise price of Incentive Stock Options exercisable for the first time by a Key Employee during any calendar year shall not exceed $100,000. Options for more than 500,000 shares of Common Stock may not be granted in any calendar year to any Key Employee. No Incentive Stock Options may be granted after April 30, 2006.

     (c) Required Period of Employment. The Committee may condition the exercisability of any Option on the completion of a minimum period of employment.

     (d) Duration. Each Option shall expire at such time as the Committee may determine at the time of grant, provided that Incentive Stock Options must expire not later than ten years from the grant date.

     (e) Payment. The exercise price of an Option shall be paid in full at the time of exercise in cash, through the surrender or withholding of Common Stock having a Fair Market Value equal to the exercise price or by a combination of the foregoing.

     (f) Grant of Restorative Options. The Committee shall grant to any Key Employee a Restorative Option to purchase additional shares of Common Stock equal to the number of shares delivered by the Key Employee in payment of the exercise price of an Option. The terms of a restorative Option shall be identical to the terms of the exercised Option, except that the exercise price shall be not less than the Fair Market Value on the grant date.

SECTION 6.  STOCK AWARDS.

     (a) Grant of Stock Awards. Stock Awards may be made on terms and conditions fixed by the Committee. Stock Awards may be in the form of Restricted Shares authorized pursuant to Section 6(b). Officers who are covered by the Stock Ownership Guidelines may elect to receive up to 50% of their Executive Incentive Plan awards in shares of Common Stock. The recipient of Common Stock pursuant to a Stock Award shall be a stockholder of the Company with respect thereto, fully entitled to receive dividends, vote and exercise all other rights of a stockholder except to the extent otherwise provided in the Stock Award. Stock Awards (including Restricted Share awards) for more than 500,000 shares of Common Stock may not be granted in any calendar year to any Key Employee.

     (b) Restricted Shares. Restricted Shares may not be sold by the holder, or subject to execution, attachment or similar process, until the lapse of the applicable restriction period or satisfaction of other conditions specified by the Committee. If the Committee intends the Restricted Shares granted to any Covered Employee to satisfy the performance-based compensation exemption under Code Section 162(m) ("Qualifying Restricted Shares"), the extent to which the Qualifying Restricted Shares will vest shall be based on the attainment of performance goals established in writing prior to commencement of the performance period by the Committee from the list in Section 7(a). The level of attainment of such performance goals and the corresponding number of vested Qualifying Restricted Shares shall be certified by the Committee in writing pursuant to Code Section 162(m) and the related regulations.

SECTION 7.  PERFORMANCE UNITS.

     (a) Value of Performance Units. Prior to the commencement of the performance period, the Committee shall establish in writing an initial target value or number of shares of

Common Stock for the Performance Units to be granted to a Key Employee, the duration of the performance period, and the specific performance goals to be attained, including performance levels at which various percentages of Performance Units will be earned and, for Covered Employees, the minimum level of attainment to be met to earn any portion of the Performance Units. If the Committee intends the Performance Units granted to any Covered Employee to satisfy the performance-based compensation exemption under Code Section 162(m) ("Qualifying Performance Units"), the performance goals shall be based on one or more of the following objective criteria: generation of free cash, earnings per share, revenues, market share, stock price, cash flow, retained earnings, results of customer satisfaction surveys, aggregate product price and other product price measures, safety record, acquisition activity, management succession planning, improved asset management, improved gross margins, increased inventory turns, product development and liability, research and development integration, proprietary protections, legal effectiveness, handling SEC or environmental issues, manufacturing efficiencies, system review and improvement, service reliability and cost management, operating expense ratios, total stockholder return, return on sales, return on equity, return on capital, return on assets, return on investment, net income, operating income, and the attainment of one or more performance goals relative to the performance of other corporations.

     (b) Payment of Performance Units. After the end of a performance period, the Committee shall certify in writing the extent to which performance goals have been met and shall compute the payout to be received by each Key Employee. With respect to Qualifying Performance Units, for any calendar year, the maximum amount payable in cash to any Covered Employee shall be $5,000,000, and the aggregate shares of Common Stock that may be issued to any Covered Employee is 500,000. The Committee may not adjust upward the amount payable to any Covered Employee with respect to Qualifying Performance Units.

SECTION 8.  STOCK APPRECIATION RIGHTS.

     (a) Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted in connection with an Option (at the time of the grant or at any time thereafter) or may be granted independently. Stock Appreciation Rights for more than 500,000 shares of Common Stock may not be granted to any Key Employee in any calendar year.

     (b) Value of Stock Appreciation Rights. The holder of a Stock Appreciation Right granted in connection with an Option, upon surrender of the Option, will receive cash or shares of Common Stock equal in value to the lesser of (i) the excess of the Fair Market Value on the exercise date over the Option's exercise price or (ii) the exercise price of the Option that is surrendered, multiplied by the number of shares covered by such Option. The holder of a Stock Appreciation Right granted independent of an Option, upon exercise, will receive cash or shares of Common Stock equal in value to the lesser of (i) the excess of the Fair Market Value on the exercise date over the Fair Market Value on the grant date or (ii) the Fair Market Value on the grant date, multiplied by the number of shares covered by the Right.

SECTION 9.  TERMINATION OF EMPLOYMENT.

     (a) Forfeiture of Incentives Upon Termination of Employment. All unvested Incentives shall be forfeited upon termination of employment unless the terms of the Incentive or Section 9(b) provide otherwise. The Committee, in its sole discretion, may waive this automatic forfeiture provision at any time for any Incentive.

     (b) Termination Due to Retirement, Disability or Death. Upon death while employed or termination by reason of Retirement or Disability, all unvested Incentives shall become fully vested and, if applicable, payable to the Key Employee or to the Key Employee's estate in the event of death to the extent provided in Section 9(c)(ii). Notwithstanding the foregoing, the Committee may deem an Incentive to be immediately forfeited if, following termination by reason of Retirement or Disability, the holder competes with the Company or engages in conduct that, in the opinion of the Committee, adversely affects the Company.

     (c) Treatment of Incentives Following Termination.

          (i) Options and Stock Appreciation Rights.

          (A) Termination Due to Retirement, Disability or Death. Upon termination of employment by reason of Retirement or Disability, Options shall be exercisable not later than the earlier of five years after the termination date or the expiration of the term of the Options. Options held by a Key Employee who dies while employed by the Company or after terminating by reason of Retirement or Disability shall be exercisable by the Key Employee's estate not later than the earliest of two years after the date of death, five years after the date of termination due to Retirement or Disability or the expiration of the term of the Options.

          (B) Termination for Other Reasons. Upon termination of employment for any reason other than death, Retirement or Disability, Options vested prior to such termination may be exercised by a Key Employee during the three-month period commencing on the date of termination, but not later than the expiration of the term of the Options. If a Key Employee dies during such post-employment period, such Key Employee's estate may exercise the Options (to the extent such Options were vested and exercisable prior to death), but not later than the earlier of two years after the date of death or the expiration of the term of the Options.

          (C) Stock Appreciation Rights. Sections 9(c)(i)(A) and (B) shall apply in the same manner to Stock Appreciation Rights.

          (ii) Performance Units. If a Key Employee dies while employed, terminates by reason of Retirement or Disability, or otherwise terminates without forfeiting unvested Incentives pursuant to Section 9(a), the Key Employee or such Key Employee's estate in the event of death shall receive a prorated payment of the Performance Units based on the number of full months of service during the applicable performance period, adjusted based on the achievement of performance goals during the performance period. Payment shall be made at the time payments would have been made had the Key Employee not died or terminated.

SECTION 10.  ADJUSTMENT PROVISIONS.

     In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the Committee shall adjust equitably (a) the number and class of shares or other securities that are reserved for issuance under the Plan, (b) the number and class of shares or other securities that have not been issued under outstanding Incentives, and (c) the appropriate Fair Market Value and other price determinations applicable to Incentives.

SECTION 11.  TERM.

     The Plan shall be deemed adopted and shall become effective on the date it is approved by the stockholders of the Company and shall continue until terminated by the Board or no Common Stock remains available for issuance under
Section 4, whichever occurs first.

SECTION 12.  CORPORATE CHANGE.

     In the event of a Corporate Change, all Incentives shall vest in each Key Employee, and the maximum value of all Performance Units shall be immediately payable in cash, prorated for the number of days in the applicable performance period that have elapsed as of the date of the Corporate Change.

SECTION 13.  GENERAL PROVISIONS.

     (a) Employment. Nothing in the Plan or in any related instrument shall confer upon any employee any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of any employee with or without cause.

     (b) Legality of Issuance of Shares. No Common Stock shall be issued pursuant to an Incentive unless and until all legal requirements applicable to such issuance have been satisfied.

     (c) Ownership of Common Stock Allocated to Plan. No employee (individually or as a member of a group), and no beneficiary or other person claiming under or through such employee, shall have any right, title or interest in or to any Common Stock allocated or reserved for purposes of the Plan or subject to any Incentive except as to shares of Common Stock, if any, as shall have been issued to such employee.

     (d) Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois.

     (e) Withholding of Taxes. The Company may withhold, or allow an Incentive holder to remit to the Company, any Federal, state or local taxes applicable to any grant, exercise, vesting, distribution or other event giving rise to income tax liability with respect to an Incentive. An Incentive holder may elect to surrender previously acquired Common Stock or to have the Company withhold Common Stock that would otherwise have been issued pursuant to the exercise of an Option or in connection with any other Incentive, the number of shares of such withheld or surrendered Common Stock to be sufficient to satisfy all or a portion of the income tax liability that arises upon the exercise, vesting, distribution or other event giving rise to income tax liability with respect to an Incentive.

     (f) Non-transferability; Exceptions. Except as provided in this Section 13(f), no Incentive may be assigned or subjected to any encumbrance, pledge or charge of any nature. Under such rules and procedures as the Committee may establish, the holder of an Incentive may transfer such Incentive to members of the holder's immediate family (i.e., children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that (i) the agreement, if any, with respect to such Incentives, expressly so permits or is amended to so permit, (ii) the holder does not receive any consideration for such transfer, and (iii) the holder provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Any Incentives held by any transferees shall be subject to the same terms and conditions that applied immediately prior to their transfer. The Committee may also amend the agreements applicable to any outstanding Incentives to permit such transfers. Any Incentive not granted pursuant to any agreement expressly permitting its transfer or amended expressly to permit its transfer shall not be transferable. Such transfer rights shall in no event apply to any Incentive Stock Option.

SECTION 14.  AMENDMENT OR DISCONTINUANCE OF THE PLAN.

     (a) Amendment or Discontinuance. The Plan may be amended or discontinued by the Board from time to time, provided that without the approval of stockholders, no amendment shall be made which (i) amends Section 4 to increase the aggregate Common Stock that may be issued pursuant to Incentives, (ii) amends the provisions of Section 12, (iii) permits any person who is not a Key Employee to be granted an Incentive, (iv) permits Common Stock to be valued at, or permits the exercise price of Options at the grant date, to be less than Fair Market Value, (v) amends the provisions of Section 8 to change the method of establishing the amount the Company shall distribute upon exercise of a Stock Appreciation Right, (vi) amends the provisions of Section 7(b) to increase the value which may be specified for Performance Units or amends any other provision of the Plan, the amendment of which would require stockholder approval in order to continue to satisfy the performance-based compensation exemption under Code
Section 162(m) and the related regulations with respect to any Incentive awarded to any Covered Employee, (vii) changes the maximum number of shares of Common Stock that may be awarded to any employee in any year pursuant to Options, Stock Awards or Stock Appreciation Rights, or (viii) amends this Section 14.

     (b) Effect of Amendment or Discontinuance on Incentives. No amendment or discontinuance of the Plan by the Board or the stockholders of the Company shall adversely affect any Incentive theretofore granted without the consent of the holder.

                                                                      APPENDIX B

                            ILLINOIS TOOL WORKS INC.
                            EXECUTIVE INCENTIVE PLAN



                      Adopted by the Board of Directors on
                               February 16, 1996

                            ILLINOIS TOOL WORKS INC.
                            EXECUTIVE INCENTIVE PLAN


SECTION 1.  PURPOSE.

     The purpose of the Plan is to provide key employees with a meaningful annual incentive opportunity geared to the achievement of specific corporate, operating group or individual performance goals.

SECTION 2.  DEFINITIONS..

     Board:  The Board of Directors of the Company.

     Code:  The Internal Revenue Code of 1986, as amended.

     Committee: The Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan. To the extent required to comply with Code Section 162(m) and related regulations, each Committee member shall qualify as an "outside director" as defined therein.

     Company: Illinois Tool Works Inc., a Delaware corporation, and any successor thereto.

     Corporate Change: Any of the following: (i) the dissolution of the Company; (ii) the merger, consolidation, or reorganization of the Company with any other corporation after which the holders of the Company's common stock immediately prior to the effective date thereof hold less than 70% of the outstanding common stock of the surviving or resulting entity; (iii) the sale of all or substantially all of the assets of the Company to any person or entity other than a wholly owned subsidiary; (iv) any person or group of persons acting in concert, other than descendants of Byron L. Smith and trusts for the benefit of such descendants, or entity becoming the beneficial owner, directly or indirectly, of more than 30% of the Company's outstanding common stock; or (v) the individuals who, as of the close of the most recent annual meeting of the Company's stockholders, are members of the Board (the "Existing Directors") ceasing for any reason to constitute more than 50% of the Board; provided, however, that if the election, or nomination for election, by the Company's stockholders of any new director was approved by a vote of at least 50% of the Existing Directors, such new director shall be considered an Existing Director; provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

     Disabled: Eligible for Social Security disability benefits or disability benefits under the Company's long-term disability plan. An employee shall not be considered Disabled unless the Committee determines that the Disability arose prior to termination of employment.

     O Factor: Performance goals and objectives for individual key employees determined pursuant to Section 4.

     O Factor Award:  An award to be paid to a Participant pursuant to
Section 6.

     P Factor: Performance goals and objectives for the Company as a whole or any of its business units determined pursuant to Section 5.

     P Factor Award:  An award to be paid to a Participant pursuant to
Section 6.

     Participant: A key employee of the Company approved by the Committee to participate in the Plan.

     Plan: The Illinois Tool Works Inc. Executive Incentive Plan, as amended from time to time.

     Qualifying O Factor: An objective performance goal based on one or more of the following: generation of free cash, earnings per share, revenues, market share, stock price, cash flow, retained earnings, results of customer satisfaction surveys, aggregate product price and other product price measures, safety record, acquisition activity, management succession planning, improved asset management, improved gross margins, increased inventory turns, product development and liability, research and development integration, proprietary protections, legal effectiveness, handling SEC or environmental issues, manufacturing efficiencies, system review and improvement, service reliability and cost management, and one or more of these criteria relative to the performance of other corporations.

     Qualifying O Factor Award: An O Factor Award intended to qualify as performance based compensation under Code Section 162(m).

     Qualifying P Factor: An objective performance goal based on one or more of the following: operating expense ratios, total stockholder return, return on sales, return on equity, return on capital, return on assets, return on investment, net income, operating income, and one or more of these criteria relative to the performance of other corporations.

     Qualifying P Factor Award: An P Factor Award intended to qualify as performance based compensation under Code Section 162(m).

     Retirement: Voluntary termination of employment while eligible for retirement as defined by the Company's tax-qualified defined benefit retirement plan.

SECTION 3.  ADMINISTRATION.

     The Plan shall be administered by the Committee in accordance with rules that it may establish from time to time. The determination of the Committee as to any disputed question arising under the Plan shall be conclusive upon all persons.

SECTION 4.  O FACTOR AWARDS.

     On or before March 31 of each fiscal year, the Committee may establish in writing O Factors (including Qualifying O Factors) for each Participant and a formula to determine the percentage of the maximum Qualifying or non-Qualifying O Factor Award payable to the Participant based upon the degree of attainment of the O Factors. O Factors shall measure a Participant's management effectiveness for the applicable fiscal year.

SECTION 5.  P FACTOR AWARDS.

     On or before March 31 of each fiscal year, the Committee may establish in writing P Factors (including Qualifying P Factors) for each Participant and a formula to determine the percentage of the maximum Qualifying or non-Qualifying P Factor Award payable to the Participant based upon the degree of attainment of the P Factors. P Factors shall measure business performance for the applicable fiscal year.

SECTION 6.  ADJUSTMENTS AND AWARD PAYMENTS.

     (a) Adjustments. Qualifying O or P Factors may not be adjusted after they have been established for any fiscal year by the Committee. The Committee may adjust any other O or P Factor, provided that no adjustment may be based upon the failure, or the expected failure, to attain or exceed a Qualifying O or P Factor. A non-Qualifying O or P Factor or related Award may not be dependent on any Qualifying O or P Factor or related Award.

     (b) Payment of O or P Factor Awards. An O or P Factor Award is payable in cash to a Participant based upon the degree of achievement of the related O or P Factors during the applicable fiscal year, as certified in writing by the Committee following the release of the Company's audited financial statements for the applicable fiscal year. With the approval of the Committee, a Participant who is covered by the stock ownership guidelines adopted by the Board, as amended from time to time, may elect to receive up to 50% of an Award in Common Stock under the Company's 1996 Stock Incentive Plan, and a Participant also may defer payment of an Award under rules established by the Committee.
Any O or P Factor Award may be adjusted by the Committee; provided, that the Committee may not adjust upward any Qualifying O or P Factor Award. The maximum individual Qualifying O Factor Award or Qualifying P Factor Award payable to any Participant is $2,500,000 for any calendar year.

SECTION 7.  TERMINATION OF EMPLOYMENT OR PARTICIPATION.

     (a) Termination of Employment Due to Death, Disability or Retirement. If a Participant's employment is terminated by reason of death, Disability or Retirement, the Participant, or the Participant's estate, shall receive an O Factor Award and/or a P Factor Award, determined as if the Participant had remained employed for the entire fiscal year, prorated for the number of days during the fiscal year that have elapsed as of the Participant's termination, and subject to the first sentence of Section 6(b).

      (b) Termination of Employment for Other Reasons. If a Participant's employment is terminated for a reason not specified in Section 7(a), the Participant's rights to any O and P Factor Awards for such fiscal year will be forfeited. However, the Committee may pay prorated O and P Factor Awards for the portion of the fiscal year that the Participant was employed by the Company, except in the event of termination for cause as determined by the Committee.

     (c) Termination of Participation. The Committee may terminate any Participant's rights to an O or P Factor Award at any time prior to the applicable payment date; provided, that the Committee may not, within the 90-day period prior to the date of a Corporate Change or at any time on or after such date, terminate or adjust any Participant's participation with respect to the current fiscal year.

SECTION 8.  CORPORATE CHANGE.

     In the event of a Corporate Change, the maximum O Factor and P Factor Awards for the fiscal year then in progress, prorated for the number of days in the fiscal year that have elapsed as of the date of the Corporate Change, shall be paid immediately in cash. Any adjustment or termination of a Participant's participation in the Plan that occurs at any time on or after the 90th day preceding a Corporate Change shall be of no effect.

SECTION 9.  GENERAL PROVISIONS.

     (a) Withholding Taxes. The Company shall have the right to deduct any Federal, state or local taxes applicable to payments under the Plan.

     (b) Nontransferability. No right or interest of any Participant in this Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy.

     (c) Amendment or Termination. Except as provided in Sections 7(c) and 8, the Board may terminate or amend the Plan at any time provided, that, without the approval of stockholders, no amendment may be made which (i) increases the maximum Qualifying O or P Factor Award, (ii) modifies the Plan's eligibility requirements, (iii) changes the criteria upon which Qualifying O Factors or Qualifying P Factors may be based, or (iv) changes this Section 9(c).